SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: August 25, 2008

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of Incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 26, 2008, Corinthian Colleges, Inc. (“Corinthian” or the “Company”) issued a press release announcing financial results for its fourth quarter and fiscal year ended June 30, 2008. A copy of Corinthian’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective August 25, 2008, Corinthian’s Board of Directors, following the unanimous recommendation of the Nominating and Corporate Governance Committee, appointed the Hon. Leon E. Panetta as a new Class II director. Mr. Panetta, 70, was former White House Chief of Staff to President Clinton and prior to that he served as the Director of the Office of Management and Budget in the Clinton administration. From 1977 – 1993, Mr. Panetta served eight terms in the U.S. House of Representatives. Mr. Panetta currently co-directs the Leon and Sylvia Panetta Institute for Public Policy and serves on the Board of Trustees and as a Presidential Professor at Santa Clara University. He is also a trustee for the Community Hospital of the Monterey Peninsula and a director of the Monterey Bay Aquarium. Mr. Panetta will be entitled to receive the director compensation outlined in Exhibit 10.1 to the Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2008.

A press release dated August 26, 2008, announcing Mr. Panetta’s election to Corinthian’s Board of Directors, is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

August 26, 2008	/s/ Kenneth S. Ord
Kenneth S. Ord
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release of the Company issued August 26, 2008, announcing financial results.

99.2	Text of press release of the Company issued August 26, 2008 announcing the appointment of the Hon. Leon E. Panetta to the Company’s Board of Directors.